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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Supplemental Stock Plan and 2001 Stock Option Plan of Physiometrix, Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements and schedule of Physiometrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
August 31, 2001